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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                           AVALONBAY COMMUNITIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Maryland                                   77-0404318
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)
2900 Eisenhower Avenue, Suite 300

        Alexandria, Virginia                                22314
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(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration    If this form relates to the registration
of a class of securities pursuant to        of a class of securities pursuant to
Section 12(b) of the Exchange Act           Section 12(g) of the Exchange Act
and is effective pursuant                   and is effective pursuant to General
to General Instruction A.(c), please        Instruction A.(d), please check the
check the following box.  |X|               following box.  [ ]

Securities Act registration statement file number to which this form relates:
333-60875.

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Class                                Name of Each Exchange on
     to be so Registered                         which Class is to be Registered
     -------------------                         -------------------------------

8.70% Series H Cumulative Redeemable             New York Stock Exchange
Preferred Stock, par value $.01 per share        Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                                ----------------
                                (title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the 8.70% Series H Cumulative Redeemable Preferred Stock, par value $.01 per share ("Series H Preferred Stock"), of AvalonBay Communities, Inc. (the "Company") is contained in a Prospectus Supplement filed with the Securities and Exchange Commission on October 8, 1998 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. Such Prospectus Supplement supplements the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-60875), which became effective on August 18, 1998, and it is incorporated herein by reference.

Item 2. EXHIBITS

     The shares of Series H Preferred Stock described herein are to be registered on the New York Stock Exchange and the Pacific Exchange, Inc., on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange and the Pacific Exchange, Inc.:

          (1) Articles Supplementary of the Company relating to the 8.70% Series H Cumulative Redeemable Preferred Stock of the Company, dated as of October 13, 1998.

          (2) Articles of Amendment, dated as of October 2, 1998. (Incorporated by reference to Exhibit 3.1(ii) to the Company's Form 8-K filed October 6, 1998).

          (3) Articles of Amendment and Restatement of Articles of Incorporation of the Company, dated as of June 4, 1998. (Incorporated by reference to Exhibit 3(i).1 to Form 10-Q of the Company filed August 14, 1998.)

          (4) Bylaws of the Company, as amended and restated on July 24, 1998. (Incorporated by reference to Exhibit 3(ii).1 to Form 10-Q of the Company filed August 14, 1998.)


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          AVALONBAY COMMUNITIES, INC.

                                          By: /s/ Thomas J. Sargeant
                                              ------------------------
                                              Thomas J. Sargeant
                                              Chief Financial Officer


October 13, 1998